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                                                                    EXHIBIT 23.1

                             CONSENT OF INDEPENDENT
                               PUBLIC ACCOUNTANTS

The Board of Directors
Euronet Services Inc.:

  We consent to the use of our report included herein and to the reference to our firm under the headings "Summary Consolidated Financial Data", "Selected Consolidated Financial Data" and "Experts" in the prospectus.

                                          KPMG Polska Sp. z o.o.

Warsaw, Poland

June 5, 1998